Exhibit 10.8

Effective June 11, 2008

ECLIPSYS CORPORATION

2008 OMNIBUS INCENTIVE PLAN

APPENDIX A: DEFERRED STOCK UNITS FOR NON-EMPLOYEE DIRECTORS

1.	Purpose

The purpose of this Appendix A to the Eclipsys Corporation 2008 Omnibus Incentive Plan (the “Plan”) is to grant Awards of deferred stock units (“DSUs”) to Non-employee directors of the Company (“Non-employee Directors”). The Awards hereunder are made pursuant to Section 8 of the Plan and are subject to the provisions of the Plan. Terms not specifically defined in this Appendix A shall have the same meaning as in the main body of the Plan.

2.	DSU Awards

(a)	Initial Awards

In connection with joining the Company’s board of directors (the “Board”), each new Non-employee Director shall be granted:

(i) for inducement and retention purposes, a number of DSUs equal to the quotient obtained by dividing $75,000 by the Fair Market Value of the Company’s Common Stock (as defined in the Plan) on the date of issuance (the “Inducement DSUs”); and

(ii) for compensatory purposes, a number of DSUs equal to the product of $11,000 and the number of full 30-day periods from the date of election or appointment to the Board until the scheduled date of the next regular annual meeting of stockholders (if the next annual meeting has not yet been scheduled, assuming the next annual meeting is scheduled to be held on the same month and day as the immediately preceding annual meeting) (the “Pro-Rata DSUs”).

The Inducement DSUs and the Pro-Rata DSUs will be issued on the date of election or appointment to the Board, but if the date of election or appointment to the Board is during a regular quarterly blackout period under the Company’s Insider Trading Policy, then upon termination of that regular quarterly blackout period, but not earlier than the day after the completion of two full day trading sessions of the principal exchange or market system upon which the Company’s common stock trades following the filing of the SEC report on Form 10-Q or Form 10-K that includes financial statements for the most recently completed fiscal quarter of the Company. Each DSU will represent a notional right to receive one share of Common Stock at the time specified below.

Each Initial DSU shall vest during continuation of Board service in 24 equal consecutive monthly increments following the date of award or, if earlier, upon the occurrence of a DSU Change in Control (as defined below). Each Pro-Rata DSU will vest during continuation of Board service in the same manner as described below for Annual DSUs.

b.	Annual Awards

Each individual who is elected as a Non-employee Director at an annual meeting of stockholders of the Company (“Annual Meeting”), or who is a continuing Non-employee Director immediately after such Annual Meeting, will be granted a number of DSUs equal to the quotient obtained by dividing $125,000 by the Fair Market Value of the Company’s Common Stock (as defined in the Plan) on the date of the Annual Meeting (the “Annual DSUs”). However, if the date of the Annual Meeting is during a regular quarterly blackout period under the Company’s Insider Trading Policy, then the Annual DSUs shall be granted upon termination of that regular quarterly blackout period, but not earlier than the day after the completion of two full day trading sessions of the principal exchange or market system upon which the Company’s common stock trades following the filing of the SEC report on Form 10-Q or Form 10-K that includes financial statements for the most recently completed fiscal quarter of the Company. Each DSU will represent a notional right to receive one share of Common Stock at the time specified below.

Each Annual DSU shall vest during continuation of Board service in 12 equal consecutive monthly installments following the date of the Annual Meeting on which such Annual DSUs is issued or, if earlier, upon the occurrence of a DSU Change in Control, or the annual meeting of stockholders immediately following the meeting with respect to which the Annual DSU was granted.

(c)	DSU Change in Control

For purposes of this Appendix A, a “DSU Change in Control” shall occur if there is a Change in Control and there also is a change in ownership or a change of effective control of the Company determined as follows:

(i) A change in the ownership of the Company that is a DSU Change in Control shall occur if any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the Company. However, if any one person, or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the Company (or to cause a change in the effective control of the Company (within the meaning of paragraph (ii) below)). An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this paragraph. This paragraph applies only when there is a transfer of stock of the Company (or issuance of stock of the Company) and stock in the Company remains outstanding after the transaction.

For purposes of paragraph (i), persons will not be considered to be acting as a group solely because they purchase or own stock of the Company at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. If a person, including an entity, owns stock in both corporations (including the Company) that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in the Company prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

(ii) Notwithstanding that the Company has not undergone a change in ownership that is a DSU Change in Control under paragraph (i), a change in the effective control of the Company that is a DSU Change in Control shall occur on the date that either:

(A) Any one person, or more than one person acting as a group (as determined under paragraph (i)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 35 percent or more of the total voting power of the stock of the Company; or

(ii) A majority of members of the Company’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s board of directors prior to the date of the appointment or election.

(iii) A change in effective control of the Company that is a DSU Change in Control shall also occur as a result of any transaction in which either of the Company or the other corporation involved in the transaction has an event described in paragraph (i) or (vi). For example, assume that the Company transfers more than 40 percent of the total gross fair market value of its assets to company X in exchange for 35 percent of X’s stock. The Company has undergone a change in ownership of a substantial portion of its assets under paragraph (vi) and company X has a change in effective control under paragraph (ii).

(iv) If any one person, or more than one person acting as a group, is considered to effectively control the Company (as described herein), the acquisition of additional control of the Company by the same person or persons is not considered to cause a change in the effective control of the corporation (or to cause a change in the ownership of the Company within the meaning of paragraph (i)).

(v) For purposes of paragraph (ii), persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. If a person, including an entity, owns stock in both corporations (including the Company) that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in the Company only with respect to the ownership in the Company prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

(vi) The following rules determine whether there has been a change in the ownership of a substantial portion of the Company’s assets so that a DSU Change in Control has occurred:

(A) A change in the ownership of a substantial portion of the Company’s assets occurs on the date that any one person, or more than one person acting as a group (as defined in paragraph (i)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

(B) (1) There is no DSU Change in Control under this paragraph (vi) when there is a transfer to an entity that is controlled by the shareholders of the Company immediately after the transfer, as provided in this subparagraph (vi)(B). A transfer of assets by the Company is not treated as a change in the ownership of such assets if the assets are transferred to:

(I) A shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

(II) An entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

(III) A person, or more than one person acting as a group, that owns, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of the Company; or

(IV) An entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a person described in subparagraph (III) immediately above.

(2) For purposes of this subparagraph (vi)(B) and except as otherwise provided, a person’s status is determined immediately after the transfer of the assets. For example, a transfer to a corporation in which the Company has no ownership interest before the transaction, but which is a majority-owned subsidiary of the Company after the transaction is not treated as a change in the ownership of the assets of the Company.

(3) Persons will not be considered to be acting as a group solely because they purchase assets of the Company at the same time. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of assets, or similar business transaction with the Company. If a person, including an entity shareholder, owns stock in both corporations (including the Company) that enter into a merger, consolidation, purchase or acquisition of assets, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in the Company only to the extent of the ownership in the Company prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

3.	Elective Deferral of Cash Compensation

(a) A Non-employee Director may elect to defer all or a portion of his or her cash annual retainer fees (but not committee chair fees or per-meeting fees). All cash annual retainers that are being deferred to DSUs will be converted to DSUs on the day after the completion of two full day trading sessions of the principal exchange or market system upon which the Company’s common stock trades following the filing of the SEC report on Form 10-Q or Form 10-K that includes financial statements for the fiscal quarter of the Company just ended. Such deferred fees shall be converted to DSUs by dividing (i) the amount of cash deferred by (ii) the Fair Market Value of the Common Stock (as defined in the Plan) as of the date of conversion.

(b) All DSUs issued for deferred cash compensation under this Section 3 shall be fully vested at all times.

(c) A Non-employee Director who wishes to defer the receipt of cash compensation under Section 3(a) shall make an election with respect to a coming calendar year during the time established by the Board, but in no event later than December 31 of the prior year. Notwithstanding the foregoing, with respect to the first year in which a Non-employee Director becomes eligible to participate under this Appendix A, the election to defer with respect to compensation earned for services to be performed subsequent to the election shall be made within thirty (30) days after the date the Non-employee Director becomes eligible to participate. Any election made under Section 3 shall be irrevocable for the year with respect to which it relates.

4.	Dividends; Other Adjustments

In the event of a cash dividend with respect to the Common Stock, the number of DSUs will be increased as if such dividends were reinvested in the Common Stock, based on the Fair Market Value of the shares on the date the dividend is paid. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, the number of DSUs will be equitably adjusted to reflect such occurrence.

5.	Payment of DSUs

Shares of Common Stock equal to the whole number of vested DSUs credited to a Non-employee Director as of the date the Non-employee Director ceases to serve as a member of the Board (or, if earlier, the date of a DSU Change in Control) shall be issued to the Non-employee Director (or, following the Non-employee Director’s death, his or her Designated Beneficiary) on the earlier of the first business day coincident with or next following (i) the cessation of Board service, or (ii) a DSU Change in Control.

6.	Not Outstanding Stock

A Non-employee Director shall have no rights as a stockholder with respect to any shares of Common Stock represented by the DSUs until he or she shall have become the holder of record of such shares.

7.	Withholding Taxes

The Company shall have the right to deduct from all payments pursuant to Section 5 hereof an amount necessary to satisfy all federal, state or local taxes as required by law to be withheld with respect thereto, or the Non-employee Director or other person receiving such payment may be required to pay to the Company prior to delivery of such Common Stock or cash, the amount of any such taxes which the Company is required to withhold, if any, with respect to such Common Stock or cash, or the Committee may allow a combination of the two preceding methods.

8.	No Right to Transfer

Except as specifically authorized by the Board, a Non-employee Director may not transfer the DSUs, or the rights represented thereby, except by will or the laws of descent and distribution. Except as specifically authorized by the Board, no purported assignment or transfer of the DSUs, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except by will or the laws of descent and distribution), shall vest in the assignee or transferee any interest or right herein whatsoever.

9.	Section 409A

This Appendix A is intended to comply with the rules under Section 409A of the Code. Notwithstanding any other provision hereof, this Appendix A shall be administered in a manner consistent with the requirements of Section 409A of the Code. In addition, if any provision of this Plan would cause Non-employee Directors to incur any additional tax or interest under Section 409A of the Code or any regulations or Treasury guidance promulgated thereunder, the Company may reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code.

10.	No Funding

The Company shall have no obligation to set aside, earmark or entrust any fund or money with which to make any payment under this Appendix A. In any event, the payments to the Non-employee Director or to his or her Designated Beneficiary shall be made either in the form of Common Stock or from assets which shall continue, for all purposes, to be a part of the general assets of the Company and no person shall have by virtue of the provisions of this Appendix A, any interest in such Common Stock or assets. To the extent that any person acquires a right to receive cash payments from the Company under the provisions of this Appendix A, such right shall be no greater than the right of any unsecured general creditor of the Company.